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                                                                   Exhibit 10.30
                                                                   -------------

                                PLEDGE AGREEMENT


     Pledge Agreement, made as of October 11, 2001, by and among J. Michael Gearon, Jr., an individual residing at 2995 Paces Lake Court, Atlanta, Georgia 30339 (the "Pledgor"), and ATC Mexico Holding Corp., a Delaware corporation (the "Pledgee").

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, the Pledgee, American Tower Corporation, a Delaware corporation and an Affiliate of the Pledgee ("ATC"), American Tower International, Inc., a Delaware corporation ("ATC International"), the Pledgor are parties to a Stockholder Agreement, dated as of the date hereof (the "Stockholder Agreement"), pursuant to which the Pledgee will issue and sell to the Pledgor an aggregate of eight hundred sixty (860) shares (the "Shares") of Common Stock, par value $.01 per share, of the Pledgee (the "ATC Mexico Common Stock");

     WHEREAS, the Pledgor will make payment for the Shares in part by the delivery of its promissory note (the "Pledgor Note") in the form attached to the Stockholder Agreement; and

     WHEREAS, the Pledgee is unwilling to accept payment for the Shares to be issued and sold by it in the form of the Pledgor Note without the assurances herein provided;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, of the Pledgee proceeding with the issue and sale of the Shares, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

     Section 1. Certain Definitions. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. References to "hereof," "herein" or similar terms are intended to refer to the Agreement as a whole and not a particular section, and references to "this Section" or "this Article" are intended to refer to the entire section or article and not a particular subsection thereof. As used herein, unless the context otherwise requires, the terms defined in this Section shall have the respective meanings set forth herein and terms used in this Agreement without definition which are defined in the Stockholder Agreement or in any agreement referred to therein shall have the respective meanings set forth for such terms in the Stockholder Agreement or in any such agreement.

          (a) The term "Stock" as used herein means the following certificates representing issued and outstanding shares of ATC Mexico Common Stock and of ATC Common Stock:


  Certificate No.         Issuer                     Number of Shares
  ---------------         ------                     -----------------

         2               Pledgee                           860

                          ATC                            413,031





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          (b) The term "Obligations" as used herein means all indebtedness, obligations and liabilities of the Pledgor to the Pledgee, now existing or hereafter arising, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising under this Agreement, the Stockholder Agreement, the Pledgor Note and the other agreements, instruments or other documents executed or required to be executed pursuant hereto or thereto, each as from time to time amended or revised, or under any other agreement, instrument or other document, or by operation of law or otherwise.

          (c) The term "Collateral" as used herein means the Stock and any other property at any time, whether now or hereafter, pledged with the Pledgee hereunder (whether described herein or not) and all income therefrom, increases therein and proceeds thereof, except to the extent otherwise provided in Section 5.

          (d) The term "Event of Default" shall mean an event of default pursuant to the terms of any of the documents or instruments evidencing any of the Obligations. The term "Default" shall mean an Event which with notice, or passage of time, or both, would become an Event of Default.

     Section 2. Security for Obligations. The Pledgor hereby grants a security interest in and pledges, assigns and delivers the Stock to the Pledgee, as security for the Obligations, to be held by the Pledgee subject to the terms and conditions hereinafter set forth. All of the Stock, accompanied by stock powers duly executed in blank by the Pledgor, has been delivered to the Pledgee by the Pledgor. The Pledgor hereby acknowledges and agrees that the Pledgee may deliver (or cause one or more of its subsidiaries to deliver) such certificates as security to one or more banks or other financial institutions extending credit, from time to time, to the Pledgee or one or more of its subsidiaries.

     Section 3. Representations, Warranties and Covenants of the Pledgor. The Pledgor represents and warrants (which representations and warranties shall continue to be true and correct at all times during the term of this Agreement with the same force and effect as though made on a continuing basis and not merely as of the date hereof) that the representations and warranties made by it in the Stockholder Agreement, all of which are incorporated herein by reference, are true and correct and that (a) this Agreement constitutes, and each other agreement, instrument or other document executed or required to be executed pursuant hereto or thereto when executed and delivered by it will constitute, valid and binding obligations of it, enforceable in accordance with their respective terms, except as (i) the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws of general applicability affecting the enforcement of creditors' or secured parties' rights or debtors' obligations generally, and (ii) the availability of specific performance or other equitable remedies may be limited by equitable principles of general applicability (whether in a court of law or in equity); provided, however, that such equitable principles will not prevent the Pledgee from obtaining a practical realization of the economic benefits of this Agreement; (b) it owns and has good, indefeasible and merchantable title to the shares pledged by it hereunder, and will own any other Collateral pledged from time to time hereunder, free and clear of all liens and encumbrances; and
(c) it is, and, after giving effect to the consummation of the transactions contemplated by the Stockholder Agreement and this Agreement, will be, Solvent.

     Section 4. Liquidation, Recapitalization, Etc. In case any distribution of capital or stock dividend shall be made on or in respect of any of the Stock, or any money or property shall be distributed upon or with respect to any of the Stock, pursuant to recapitalization or reclassification of the capital of the Pledgee or ATC, or pursuant to the consummation of any merger, consolidation, reorganization or liquidation or dissolution of Pledgee or ATC, the money or property so distributed shall be delivered to



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the Pledgee to be held by it as part of the Collateral and as security for the
Obligations. All sums of money and property, if any, paid or distributed in respect of the Stock, upon such other merger, consolidation, liquidation, dissolution, reorganization, recapitalization or reclassification, which are received by the Pledgor shall, until paid or delivered to the Pledgee, be held in trust for the Pledgee as part of the Collateral and as security for the Obligations.

     Section 5. Dividends, Voting, Etc., Prior to Maturity. Unless and until a Default or an Event of Default shall have occurred, and until notice of such Default or Event of Default has been given by the Pledgee, the Pledgor shall be entitled to receive all regular cash dividends paid in respect of the Stock, to vote the Stock and to give consents, waivers and ratifications in respect of the Stock; provided, however, that no vote shall be cast, or consent, waiver or ratification given or action taken which would be inconsistent with or violate any provisions of any of this Agreement, the Stockholder Agreement, the Pledgor Note or any agreement, instrument or other document executed or required to be executed pursuant hereto or thereto. Until the occurrence of a Default or an Event of Default, the Pledgee shall pay over to the Pledgor, forthwith upon receipt, all regular cash dividends paid on the Stock, and shall execute and deliver to the Pledgor such proxies or other documents in writing as may be necessary to enable the Pledgor to exercise the foregoing rights. All such rights of the Pledgor to receive regular cash dividends on the Stock, to vote and give consents, waivers and ratifications shall cease forthwith in case a Default or an Event of Default shall have occurred, without any notice (except as provided in this Section) or demand by the Pledgee to the Pledgor.

     Section 6. Remedies. If a Default or an Event of Default shall have occurred, the Pledgee shall thereafter have the following rights and remedies (to the maximum extent permitted by applicable law) in addition to the rights and remedies of a secured party under the Uniform Commercial Code of The Commonwealth of Massachusetts all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Pledgee, in its sole and absolute discretion, deems expedient:

          (a) The Pledgee may vote any or all shares of the Stock (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) and give all consents, waivers and ratifications in respect of the Stock and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution, to do so);

          (b) The Pledgee may demand, sue for, collect or make any compromise or settlement the Pledgee deems suitable in respect of any Collateral held by it hereunder;

          (c) The Pledgee may sell, assign or otherwise Transfer any or all of the Collateral, for cash and upon such terms, at such place or places and at such time or times and to such Persons as the Pledgee, in its sole and absolute discretion, deems expedient, all without demand for performance by the Pledgor or any notice or advertisement whatsoever except such as may be required by applicable law; and

          (d) The Pledgee may cause all or any part of the Stock held by it to be transferred into its name or the name of its nominee or nominees.

     The Pledgee may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Pledgee may, in its sole and absolute discretion, buy at private sale and may make payments therefor by any means including, without limitation, cancellation, in


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whole or in part, of any of the Obligations secured thereby. The Pledgee may, in its sole and absolute discretion, apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys fees, and all legal expenses, travel and other expenses which may be incurred by the Pledgee in attempting to collect the Obligations or to enforce this Agreement, the Stockholder Agreement or any agreement, instrument or other document executed or required to be executed pursuant hereto or thereto or any agreement, instrument or other document evidencing the Obligations or in the prosecution or defense of any legal action, litigation or other proceeding related to the subject matter of this Agreement, the Stockholder Agreement or any agreement, instrument or other document executed or required to be executed pursuant hereto or thereto or any agreement, instrument or other document evidencing the Obligations, and then to the Obligations with respect to principal or interest, or both, or other fees and expenses, in such proportions as the Pledgee, in its sole and absolute discretion, shall determine; and any surplus shall be paid to the Pledgor.

     The Pledgor recognizes that the Pledgee may be unable to effect a public sale of the Stock by reason of certain prohibitions contained in federal or state securities laws or other applicable laws, or agreement, instrument or other documents to which such Stock may be subject, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. The Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a commercially reasonable manner. The Pledgee shall be under no obligation to delay a sale of any of the Stock for the period of time necessary to permit the issuer of such securities to register such securities for public sale under federal and state securities laws or other applicable law, even if the issuer would agree to do so.

     Section 7. Marshalling. The Pledgee shall not be required to marshal any present or future security for (including without limitation this Agreement and the Collateral pledged hereunder), or guaranties of, the Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of the rights hereunder and in respect of such security and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the maximum extent permitted by applicable law, the Pledgor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Pledgee's rights under this Agreement, the Stockholder Agreement or any agreement, instrument or other document executed or required to be executed pursuant hereto or thereto or under any other agreement, instrument or other document evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed, and, to the maximum extent permitted by applicable law, the Pledgor hereby irrevocably waives the benefits of all such laws.

     Section 8. Pledgor's Obligations Not Affected. The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, dissolution, liquidation or other Act of Bankruptcy (or legal action, litigation or other proceeding with respect to any of the foregoing) of the Pledgor; (b) any exercise or non-exercise, or any waiver, by the Pledgee of any right, remedy, power or privilege under or in respect of any of the Obligations or any security therefor (including this Agreement); or (c) the taking of additional security for, or any guaranty of, any of the Obligations or the release or discharge or termination of any other security or guaranty for any of the Obligations; whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

     Section 9. Pledgee's Exoneration. Under no circumstances shall the Pledgee be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind, or any matter or legal action, litigation or other proceeding arising out, of or relating thereto, but the same shall be at the Pledgor's sole and exclusive risk at all times. The Pledgee shall not


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be required to take or refrain from taking any action of any kind to collect, preserve or protect its or the Pledgor's rights in the Collateral or against other parties thereto. The Pledgee's prior recourse to any part or all of the Collateral shall not constitute a condition of any demand or legal action, litigation or other proceeding for payment or collection of the Obligations.

     Section 10. Termination. Upon payment and performance in full of the Obligations in accordance with their terms and the performance by the Pledgor of all of its covenants and agreements hereunder, this Agreement shall terminate, and the Pledgor shall be entitled to the return, at the Pledgor's expense, of such of the Collateral in the possession or control of the Pledgee as has not theretofore been disposed of pursuant to the provisions hereof, together with any monies and other property at the time held by the Pledgee hereunder. If at any time any payment made in respect of the Obligations shall be recovered or rescinded by or on behalf of Pledgor or must be otherwise restored or returned, whether upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor, or as a result of the appointment of a receiver, conservator of or trustee or similar officer for Pledgor or any substantial part of it property, any other Act of Bankruptcy, or otherwise, Pledgor's obligations under this Agreement shall be reinstated and continue as though such payment had not been made.

     Section 11. Further Assurances. The Pledgor will do all such acts, and will furnish to the Pledgee all such financing documents, financing statements, certificates, legal opinions and other agreement, instrument or other documents and will obtain all such governmental authorizations and other consents and approvals and will do or cause to be done all such other things, including without limitation the execution and delivery of further agreement, instrument or other documents, as Pledgee may reasonably request from time to time in order to give full force and effect to this Agreement and to secure Pledgee's rights hereunder. Without limiting the generality of the foregoing, Pledgor agrees to deliver to Pledgee, from time to time at the request of Pledgee, such financial information relating to Pledgor as Pledgee may from time to time reasonably request, including, without limitation, personal balance sheets of Pledgor, certified by Pledgor to be true, correct and complete. Pledgor authorizes Pledgee to file any financing statement deemed by Pledgee, in its sole and absolute discretion, to be necessary or desirable to perfect the security interest granted by Pledgor to Pledgee, and, as agent for Pledgor, to sign the name of Pledgor thereto.

     Section 12. Miscellaneous.
                 -------------

     (a) Termination. This Agreement may be terminated with the mutual consent of the Pledgor and the Pledgee.

     (b) Expenses. Whether or not the transactions contemplated hereby shall be consummated, each party will pay all of its respective expenses in connection with such transactions and in connection with any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement.

     (c) Assignment; Successors and Assigns. This Agreement shall not be assignable by any party and any such assignment shall be null and void, except that it shall inure to the benefit of and be binding upon any successor to any party by operation of Law, including by way of merger, consolidation or sale of all or substantially all of its assets, and any of the parties may assign its rights and remedies hereunder to any bank or other financial institution that has loaned funds or otherwise extended credit to it or any of its Affiliates. This Agreement shall be binding upon and inure solely to the benefit of the parties and their permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as otherwise provided in this Section.



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     (d) Notices and Communications. All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be effective (i) five (5) days after being mailed by first-class, express mail, postage prepaid, (ii) the next day when sent by overnight by a nationally recognized overnight mail courier service, (iii) upon confirmation when sent by telex, telegram, telecopy or other similar form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid, or nationally recognized overnight mail courier service) written confirmation at substantially the same time as such rapid transmission, or (iv) upon delivery personally delivered to an officer of the receiving party. All such communications shall be mailed, set or delivered as set forth below or at such other addresses as the party entitled thereto shall have designated by notice as herein provided.

          (i) if to the Pledgee, at 116 Huntington Avenue, Boston, Massachusetts 02116 Attention: Chief Executive Officer and Chief Financial Officer, Telecopier No.: (617) 375-7575 with a copy (which shall not constitute notice to the Pledgee) to Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, Attention: William J. Curry, Esq., Telecopier
     No.: (617) 338-2880); and

          (ii) if to the Pledgor, at 3200 Cobb Galleria Parkway, Suite 205, Atlanta, Georgia 30339 with a copy (which shall not constitute notice to the Pledgor) to King & Spalding, 1185 Avenue of the Americas, New York, New York 10036, Attention: John L. Graham, Esq., Telecopier No.: (212) 556-2222).

     (e) Amendments and Waivers. Changes in or additions to this Agreement may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the consent in writing of the parties hereto. No delay on the part of either party at any time or times in the exercise of any right or remedy shall operate as a waiver thereof. Any consent may be given subject to satisfaction of conditions stated therein. The failure to insist upon the strict provisions of any covenant, term, condition or other provision of this Agreement or to exercise any right or remedy thereunder shall not constitute a waiver of any such covenant, term, condition or other provision thereof or default in connection therewith. The waiver of any covenant, term, condition or other provision thereof or default thereunder shall not affect or alter this Agreement in any other respect, and each and every covenant, term, condition or other provision of this Agreement shall, in such event, continue in full force and effect, except as so waived, and shall be operative with respect to any other then existing or subsequent default in connection therewith.

     (f) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by, and construed in accordance with, the applicable laws of the United States of America and the laws of the State of Delaware applicable to contracts made and performed in such State and, in any event, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.

     (g) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, arrangements, covenants, promises, conditions, understandings, inducements, representations and negotiations, expressed or implied, oral or written, between them as to such subject matter.

     (h) Specific Performance; Other Rights and Remedies. Each party recognizes and agrees that in the event the other party should refuse to perform any of its obligations under this Agreement , the remedy at law would be inadequate and agrees that for breach of such provisions, each party shall be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent



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permitted by Applicable Law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting each party from pursuing any other remedies available to it pursuant to the provisions of, and subject to the limitations contained in, this Agreement for such breach or threatened breach; provided, however, that none of the parties shall pursue, and each party hereby waives, any punitive, indirect, special, incidental, exemplary, consequential or similar damages arising out of this Agreement (including without limitation damages for diminution in value and loss of anticipated profits other than those, if any, resulting from a delay in the Pledgor's ability to sell the ATC Common Stock because of a breach by the Pledgee) and the multiplied portion of damages.

     (i) Saturdays, Sundays, Holidays, etc. If the last or appointed day for taking of any action required or permitted hereby shall be day other than a Business Day, then such action may be taken on the next succeeding Business Day.

     (j) Headings; Counterparts. The headings contained in this Agreement are for reference purposes only and shall not limit or otherwise affect the meaning of any provision of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, binding upon all of the parties hereto. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

     (k) Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination the effect of which is to affect materially and adversely any party, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled and consummated to the maximum extent possible.

     (l) Further Acts. Each party agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such other agreements, instruments and documents and other assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

     (m) Mutual Drafting. This Agreement is the result of the joint efforts of the parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against either party based on any presumption of that party's involvement in the drafting thereof. Each of the parties is a sophisticated legal entity or individual that was advised by



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experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto had caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                            ATC Mexico Holding Corp.


                                            By: /s/ Joseph L. Winn
                                               ---------------------------------
                                               Name:
                                               Title: Chief Financial Officer


                                                /s/ J. Michael Gearon, Jr.
                                               ---------------------------------
                                                    J. Michael Gearon, Jr.




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